UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2022

Pyxus International, Inc.
(Exact name of Registrant as specified in its charter)

Virginia	000-25734	85-2386250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8001 Aerial Center Parkway
Morrisville, North Carolina 27560-8417
(Address of principal executive offices, including zip code)
(919) 379-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 8, 2022, Pyxus Holdings, Inc. (“Pyxus Holdings”), a wholly owned subsidiary of Pyxus International, Inc. (the “Company”), certain subsidiaries of Pyxus Holdings (together with Pyxus Holdings, the “Borrowers”), and the Company and its wholly owned subsidiary, Pyxus Parent, Inc., as guarantors, entered into an ABL Credit Agreement (the “ABL Credit Agreement”), dated as of February 8, 2022, by and among Pyxus Holdings, as Borrower Agent, the Borrowers and parent guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as Administrative Agent and Collateral Agent, to establish an asset-based revolving credit facility (the “ABL Facility”), the proceeds of which may be used to refinance existing senior bank debt, pay fees and expenses related to the ABL Facility, partially fund capital expenditures, and provide for the ongoing working capital needs of the Borrowers. The ABL Facility may be used for revolving credit loans and letters of credit from time to time up to an initial maximum principal amount of $100.0 million, subject to the limitations described below in this paragraph. The ABL Facility includes a $20.0 million uncommitted accordion feature that permits Pyxus Holdings, under certain conditions, to solicit the lenders under the ABL Facility to provide additional revolving loan commitments to increase the aggregate amount of the revolving loan commitments under the ABL Facility not to exceed a maximum principal amount of $120.0 million. The amount available under the ABL Facility is limited by a borrowing base consisting of certain eligible accounts receivable and inventory, reduced by specified reserves, as follows:

•85% of eligible accounts receivable, plus
•90% of eligible credit insured accounts receivable, plus
•the lesser of (i) 70% of eligible inventory valued at the lower of cost (based on a first-in first-out basis) and market value thereof (net of intercompany profits) or (ii) 85% of the net-orderly-liquidation value percentage of eligible inventory, minus
•applicable reserves.

The ABL Facility permits both base rate borrowings and borrowings based upon the Bloomberg-Short-Term Bank Yield Index rate (“BSBY”). Borrowings under the ABL Facility bear interest at an annual rate equal to one, three or six-month reserve-adjusted BSBY Rate plus 300 basis points or 200 basis points above base rate, as applicable, with a fee on unutilized commitments at an annual rate of 37.5 basis points.

The ABL Facility matures, subject to extension on terms and conditions set forth in the ABL Credit Agreement, on the earlier of February 8, 2027 or 90 days prior to the earliest maturity of obligations owing under (i) the Exit Term Loan Credit Agreement (the “Term Loan Credit Agreement”), dated as of August 24, 2020, by and among, amongst others, Pyxus Holdings, certain lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, and (ii) the Indenture (the “Indenture”), dated as of August 24, 2020, among Pyxus Holdings, the initial guarantors party thereto, and Wilmington Trust, National Association, as trustee, collateral agent, registrar and paying agent.

The ABL Facility may be prepaid from time to time, in whole or in part, without prepayment or premium, subject to a termination fee upon the permanent reduction of commitments under the ABL Facility of 300 basis points for terminations in the first year after entry into the ABL Credit Agreement, 200 basis points for terminations in the second year and 100 basis points for termination in the third year. In addition, customary mandatory prepayments of the loans under the ABL Facility are required upon the occurrence of certain events including, without limitation, outstanding borrowing exposures exceeding the borrowing base, certain dispositions of assets outside of the ordinary course of business in respect of certain collateral securing the ABL Facility and certain casualty and condemnation events. With respect to base rate loans, accrued interest is payable monthly in arrears and, with respect to BSBY loans, accrued interest is payable monthly and on the last day of any applicable interest period.

The Borrowers’ obligations under the ABL Facility (and certain related obligations) are (a) guaranteed by Pyxus Parent, Inc. and the Company and all of Pyxus Holdings’ wholly owned domestic subsidiaries, and each of Pyxus Holdings’ future wholly owned domestic subsidiaries is required to guarantee the ABL Facility on a senior secured basis (collectively, the “ABL Loan Parties”) and (b) secured by the collateral, as described below, which is owned by the ABL Loan Parties.

The liens and other security interests granted by the ABL Loan Parties on the collateral for the benefit of the lenders under the ABL Facility (and certain related secured parties) are, subject to certain permitted liens, secured by first-priority security interests on a pari passu basis with the security interests securing the ABL Loan Parties’ obligations under the Term Loan Credit Agreement and the senior secured first lien notes issued under the Indenture. The obligations of Pyxus Holdings and each other ABL Loan Party under the ABL Facility and any related guarantee are repaid pursuant to a waterfall with respect to portions of the Collateral as set forth in the existing intercreditor agreements with respect to Pyxus Holdings’ senior secured debt.

Cash Dominion
Under the terms of the ABL Facility, if (i) an event of default has occurred and is continuing, (ii) excess borrowing availability under the ABL Facility (based on the lesser of the commitments thereunder and the borrowing base) (the “Excess Availability”) falls below 10% of the total commitments under the ABL Facility at such time, or (iii) Domestic Availability (as defined in the ABL Credit Agreement) being less than $20.0 million, the ABL Loan Parties will become subject to cash dominion, which will require daily prepayment of loans under the ABL Facility with the cash deposited in certain deposit accounts of the ABL Loan Parties, including concentration accounts, and will restrict the ABL Loan Parties’ ability to transfer cash from their concentration accounts to their disbursement accounts. Such cash dominion period (a “Dominion Period”) shall end when (i) if arising as a result of a continuing event of default, such event of default ceases to exist, (ii) if arising as a result of non-compliance with the Excess Availability threshold, Excess Availability shall be equal to or greater than 10% of the total commitments under the ABL Facility for a period of 30 consecutive days and no event of default is continuing, or (iii) if arising as a result of Domestic Availability being less than $20.0 million, Domestic Availability is greater than $20.0 million for a period of 30 consecutive days and no event of default is continuing.

Financial Covenants
The ABL Credit Agreement governing the ABL Facility contains (i) a springing covenant requiring that the Company’s fixed charge coverage ratio be no less than 1.10 to 1.00 during any Dominion Period and (ii) a covenant requiring Domestic Availability greater than $20.0 million at all times until audited financial statements for fiscal year ending March 31, 2023 are delivered under the ABL Credit Agreement.

Affirmative and Restrictive Covenants
The ABL Credit Agreement governing the ABL Facility contains customary representations and warranties, affirmative and negative covenants (subject, in each case, to exceptions and qualifications) and events of defaults, including covenants that limit the Company’s ability to, among other things:
•incur additional indebtedness or issue disqualified stock or preferred stock;
•make investments;
•pay dividends and make other restricted payments;
•sell certain assets;
•create liens;
•enter into sale and leaseback transactions;
•consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•enter into transactions with affiliates; and
•designate subsidiaries as Unrestricted Subsidiaries (as defined in the ABL Credit Agreement).

The description of the ABL Credit Agreement and the ABL Facility set forth herein is qualified in its entirety by reference to the ABL Credit Agreement filed as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement.

On February 8, 2022, Pyxus Holdings terminated the Exit ABL Credit Agreement, dated as of August 24, 2020, by and among, amongst others, Pyxus Holdings, certain lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent, and repaid all outstanding borrowings thereunder with proceeds from the initial borrowing under the ABL Facility.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 1.02 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
ABL Credit Agreement, dated as of February 8, 2022, by and among Pyxus Holdings, Inc., as Borrower Agent, the Borrowers and Parent Guarantors Party thereto, the Lenders Party thereto, and PNC Bank, National Association, as Administrative Agent and Collateral Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 9, 2022

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.

William L. O’Quinn, Jr.
Senior Vice President – Chief Legal
Officer and Secretary

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